THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

AMERICAN  DEPOSITARY  RECEIPTS

 November 6, 2003

U.S. Securities & Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Attn.:  Document Control

Re:   American Depositary Shares evidenced by American Depositary Receipts representing Shares of Common Stock, par value of Y50 each, of Olympus Corporation (f/k/a Olympus Optical Co., Ltd.) (Form F-6 Registration No. 33-61088).

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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting the change in name for Olympus Corporation, which was formerly known as Olympus Optical Co., Ltd.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate.

The Prospectus has been revised to include an overstamp that states:

“Effective October 1, 2003, the name of the Company has changed to Olympus Corporation.”

Please contact me with any questions or comments on (212) 815-2218.

/s/ Jennifer Monaco

Name: Jennifer Monaco

Title: Vice President

Encl.

cc:    Paul Dudek, Esq.

         (Office of International Corporate Finance)